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                                                                    EXHIBIT 1(c)

                            EATON VANCE GROWTH TRUST

             Amendment dated June 23, 1997 to Declaration of Trust

      WHEREAS, the Trustees of Eaton Vance Growth Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

      WHEREAS, in connection with a reorganization of the Funds the Trustees now desire to rename certain of the Funds, establish and designate classes of shares for such Funds, and terminate certain other Funds effective with the end of their current fiscal year ends pursuant to the Trust's Amended and Restated Declaration of Trust dated May 25, 1989 as further amended August 18, 1992 (the "Declaration of Trust");

      NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby:

      1. Rename the Funds effective September 1, 1997 listed below as follows:

                    Eaton Vance Asian Small Companies Fund
              (formerly EV Marathon Asian Small Companies Fund)
                      Eaton Vance Greater China Growth Fund
                (formerly EV Marathon Greater China Growth Fund)
                             Eaton Vance Growth Fund
                      (formerly EV Traditional Growth Fund)
                        Eaton Vance Information Age Fund
                   (formerly EV Marathon Information Age Fund)
               Eaton Vance Worldwide Developing Resources Fund
          (formerly EV Marathon Worldwide Developing Resources Fund)
                  Eaton Vance Worldwide Health Sciences Fund
           (formerly EV Traditional Worldwide Health Sciences Fund)

      2. Each Fund shall have classes of shares established and designated as Class A, Class B, Class C and Class I shares on September 1, 1997, and the Trustees may designate additional classes in the future. For purposes of allocating liabilities among classes, each class of a series shall be treated in the same manner as a separate series.

      3. Series of Trust with the designations: EV Traditional Asian Small Companies Fund; EV Classic Greater China Growth Fund; EV Traditional Greater China Growth Fund; EV Classic Growth Fund; EV Marathon Growth Fund; EV Classic Information Age Fund; EV Traditional Information Age Fund; EV Traditional Worldwide Developing Resources Fund; and EV Marathon Worldwide Health Sciences Fund shall be terminated on September 1, 1997.

Dated:  June 23, 1997

/s/   Donald R. Dwight                 /s/   Norton H. Reamer
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      Donald R. Dwight                       Norton H. Reamer

/s/   James B. Hawkes                  /s/   John L. Thorndike
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      James B. Hawkes                        John L. Thorndike

/s/   Samuel L. Hayes, III             /s/   Jack L. Treynor
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      Samuel L. Hayes, III                   Jack L. Treynor